Exhibit 10.7

Spouse Consent Letter

Date: April 10, 2018

To:   Weidai Co., Ltd.
Suzhou Weixin Zhonghua Venture Investment Partnership (Limited Partnership)
Deqing Jinxiu Management Consulting Partnership (Limited Partnership)
Hangzhou Lihai Internet Venture Investment Partnership (Limited Partnership)
Zhejiang Hakim Unique Finance Service Co., Ltd.
Zhejiang Zheshang Lihai Venture Investment Partnership (Limited Partnership)
Shenzhen Guosheng Qianhai Investment Co., Ltd.
Qingdao Oriental Capital Investment Co., Ltd.
Beijing Dongyitianzheng Investment Co., Ltd.
Hangzhou Shanan Investment Partnership (Limited Partnership)

The undersigned, He Qinqin (ID card No. ***), is the lawful spouse of Yao Hong (ID card No. ***). I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Yao Hong on April 10, 2018 and the disposal of the equity interests of Weidai (Hangzhou) Financial Information Service Ltd. (hereinafter referred to as the “Weidai”) held by Yao Hong and registered in Yao Hong’s name according to the following documents:

•	Share Pledge Agreement entered into with Weidai Co. Ltd. (hereinafter referred to as the “WFOE”) and Weidai;

•	Exclusive Call Option Contract entered into with WFOE and Weidai;

•	Power of Attorney executed by Yao Hong

I hereby undertake not to make any assertions in connection with the equity interests of Weidai which are held by Yao Hong. I hereby further confirm that Yao Hong can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Weidai which are held by Yao Hong for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Weidai as of April 10, 2018 (“Exclusive Business Cooperation Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of Weidai. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

The execution, effectiveness, construction, performance, amendment and termination of this consent letter and the resolution of disputes hereunder shall be governed by the laws of China. In the event of any dispute with respect to the construction and performance of this consent letter, the related parties shall first resolve the dispute through friendly negotiations. In the event the related parties fail to reach an agreement on the dispute within 30 days after either party's request to the other parties for resolution of the dispute through negotiations, either party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shanghai, and the arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on all Parties. Upon the occurrence of any disputes arising from the construction and performance of this consent letter or during the pending arbitration of any dispute, except for the matters under dispute, I shall continue to exercise my rights under this consent letter and perform my obligations under this consent letter.

This consent letter is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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By:	/s/ He Qinqin

Name: He Qinqin